Managed technology for the global legal profession

Second Quarter 2011 Earnings Conference Call

July 28, 2011

NASDAQ: EPIQ
www.epiqsystems.com

Forward Looking and Cautionary Statements

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions or negatives of these words. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our client's deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (4) overall strength and stability of general economic conditions, both in the United States and in the global markets, (5) significant changes in the competitive environment, (6) risks associated with handling of confidential data and compliance with information privacy laws, (7) changes in or the effects of pricing structures and arrangements, (8) risks associated with the integration of acquisitions into our existing business operations, (9) risks associated with indebtedness, (10) risks associated with foreign currency fluctuations, (11) risks associated with developing and providing software and internet-based technology solutions to our clients, (12) risks associated with interruptions or delays in services at data centers, (13) risks of errors or failures of software or services, (14) risks associated with our international operations, (15) risks of litigation against us, and (16) other risks detailed from time to time in our SEC filings, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Use of non-GAAP Measures

This presentation includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition-related expense, capitalized loan fee amortization, litigation expense/settlement, non-cash embedded option charges, and the effect of tax adjustments that are outside of the company's anticipated effective tax rate, all net of tax), (ii) non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition-related expense, net expenses related to financing, litigation expense/settlement, and provision for income taxes). Income taxes represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses a statutory tax rate of 40% to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance across historical periods and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its stockholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period-to-period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Key Events

- Epiq acquired Encore Discovery Solutions on April 4, 2011, for $100 million cash. Based in Phoenix, Arizona, Encore Discovery Solutions provides market-proven products and services for electronic evidence processing, document review platforms, and professional services for project management, data collection and forensic consulting.

- On April 25, 2011, Epiq's senior credit facility was amended and extended through December 31, 2015, increasing the amount of funds available under the credit facility from $140.0 million to $325.0 million with an accordion feature to increase to $375.0 million to facilitate future business expansion.

- On May 19, 2011, Epiq paid a cash dividend of 3.5 cents per share of outstanding common stock. On June 7, 2011, the Board of Directors declared a cash dividend of 3.5 cents per share of outstanding common stock which will be paid on August 18, 2011 to stockholders of record at the close of business on July 28, 2011.

- As reported by the Administrative Office of the U.S. Courts, bankruptcy filings totaled 1,571,183 for the 12 month period ended March 31, 2011, up 3% versus the same period ended March 31, 2010. Chapter 11 bankruptcy filings fell 14% for the 12 month period ended March 31, 2011 versus the same period in 2010, while Chapter 7 filings rose 2% and Chapter 13 filings increased 5%.

Financial Highlights

(In thousands, except per share data)	Q2 2011	Q2 2010	YTD June 30, 2011	YTD June 30, 2010
Operating Revenue Before Reimbursed Direct Costs	$68,691	$56,039	$122,904	$105,150
Net Income	$2,773	$3,915	$5,855	$6,250
Non-GAAP Net Income (1)	$7,897	$7,236	$14,802	$13,427
Non-GAAP Adjusted EBITDA (2)	$20,550	$17,218	$37,985	$33,169
Non-GAAP Net Income Per Share - Diluted (3)	$0.22	$0.18	$0.41	$0.34

(1) Refer to page 10 for reconciliation.

(2) Refer to page 11 for reconciliation.

(3) Refer to page 12 for calculation.

Selected Balance Sheet Data

(In thousands)	June 30, 2011	December 31, 2010
Cash and Cash Equivalents	$4,802	$5,439
Trade Receivables, Net	$83,707	$59,940
Property and Equipment, Net	$41,114	$41,258
Goodwill	$365,426	$294,789
Other Intangibles, Net	$66,327	$43,580
Indebtedness	$199,327	$89,805
Stockholders' Equity	$326,355	$328,523

Cash from Operating Activities

epiq SYSTEMS

(In thousands)	YTD June 30, 2011	YTD June 30, 2010
Net Income	$5,855	$6,250
Non-cash Adjustments to Net Income		
Depreciation and Amortization	$20,974	$13,963
Other, Net	$4,963	$133
Changes in Operating Assets and Liabilities, Net	($22,373)	($4,070)
Net Cash Provided By Operating Activities	$9,419	$16,276

Operating Revenue by Segment

Operating Revenue Before Reimbursed Direct Costs


Q2 2011
12%
31%
57%
Q2 2010
21%
35%
44%
YTD June 30, 2011
15%
49%
36%
YTD June 30, 2010
19%
35%
46%
E-discovery
Bankruptcy
Settlement Administration

(In thousands)	Q2 2011	Q2 2010	YTD June 30, 2011	YTD June 30, 2010
E-discovery	$38,717	$19,786	$59,688	$36,582
Bankruptcy	$21,532	$24,418	$44,306	$48,995
Settlement Administration	$8,442	$11,835	$18,910	$19,573
Total Operating Revenue Before Reimbursed Direct Costs	$68,691	$56,039	$122,904	$105,150

Financial Results by Segment

Non-GAAP Adjusted EBITDA


Q2 2011
3%
40%
57%
Q2 2010
11%
35%
54%
YTD June 30, 2011
4%
46%
50%
YTD June 30, 2010
8%
34%
58%
E-discovery
Bankruptcy
Settlement Administration

(In millions)	E-discovery		Bankruptcy		Settlement Administration	
	Operating Revenue	Non-GAAP Adj EBITDA	Operating Revenue	Non-GAAP Adj EBITDA	Operating Revenue	Non-GAAP Adj EBITDA
Q2 2011	$38.7	$16.3	$21.5	$11.4	$8.4	$0.9
Q2 2010	$19.8	$8.7	$24.4	$13.2	$11.8	$2.8
YTD June 30, 2011	$59.7	$26.1	$44.3	$23.9	$18.9	$2.2
YTD June 30, 2010	$36.6	$15.6	$49.0	$26.9	$19.6	$3.7

Non-GAAP Net Income

(In thousands, except per share data)	Q2 2011	Q2 2010	YTD June 30, 2011	YTD June 30, 2010
Net Income	$2,773	$3,915	$5,855	$6,250
Plus (net of tax [1]):				
Amortization of Acquisition Intangibles	$3,717	$1,018	$5,977	$2,119
Share-based Compensation	$999	$1,698	$2,079	$2,827
Acquisition-related Expense	$391	$15	$681	$42
Loan Fee Amortization	$107	$59	$180	$111
Litigation Expense/Settlement	-	($1)	-	$952
Non-cash Embedded Option Charges	-	($201)	-	($445)
Effective Tax Rate Adjustment [2]	($90)	$733	$30	$1,571
Non-GAAP Net Income	$7,897	$7,236	$14,802	$13,427
Non-GAAP Net Income Per Share - Diluted	$0.22	$0.18	$0.41	$0.34

(1) Individual adjustments are calculated using a tax rate of 40% except for the non-qualified portion of share-based compensation.
(2) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a statutory tax rate of 40%.

Non-GAAP Adjusted EBITDA

(In thousands)	Q2 2011	Q2 2010	YTD June 30, 2011	YTD June 30, 2010
Net Income	$2,773	$3,915	$5,855	$6,250
Plus:				
Depreciation and Amortization	$12,001	$6,942	$20,974	$13,963
Share-based Compensation	$1,680	$2,191	$3,517	$3,827
Acquisition-related Expense	$652	$25	$1,135	$69
Expenses Related to Financing, Net	$1,746	$315	$2,551	$702
Litigation Expense/Settlement	-	($1)	-	$1,574
Provision for Income Taxes	$1,698	$3,831	$3,953	$6,784
Non-GAAP Adjusted EBITDA	$20,550	$17,218	$37,985	$33,169

EPS Calculation

(In thousands, except per share data)	Q2 2011	Q2 2010	YTD June 30, 2011	YTD June 30, 2010
Net Income	$2,773	$3,915	$5,855	$6,250
Interest expense adjustment for convertible debt	-	$239	-	$537
Amounts re-allocated to nonvested shares	-	($15)	-	($21)
Net Income Adjusted For Diluted Calculation	$2,773	$4,139	$5,855	$6,766
Non-GAAP Net Income	$7,897	$7,236	$14,802	$13,427
Interest expense adjustment for convertible debt	-	$239	-	$537
Amounts re-allocated to nonvested shares	-	($15)	-	($21)
Non-GAAP Net Income Adjusted for Diluted Calculation	$7,897	$7,460	$14,802	$13,943
Basic Weighted Average Shares	35,069	36,688	35,081	36,438
Adjustment to reflect share-based awards	1,441	1,015	1,426	1,059
Adjustment to reflect convertible debt shares	-	3,402	-	3,842
Diluted Weighted Average Shares	36,510	41,105	36,507	41,339
Net Income Per Share – Diluted	$0.08	$0.10	$0.16	$0.16
Non-GAAP Net Income Per Share – Diluted	$0.22	$0.18	$0.41	$0.34

epiq SYSTEMS

Managed technology for the global legal profession

NASDAQ: EPIQ
www.epiqsystems.com